ORIGIN INVESTMENT GROUP, INC.

                             SUBSCRIPTION AGREEMENT

         The undersigned (the "Subscriber"), hereby subscribes to purchase shares of Common Stock, $.001 par value ("Shares"), issued by Origin Investment Group, Inc., a Maryland corporation (the "Company"), in the amount set forth on the signature page below ("Commitment"), on the terms and conditions set forth herein. (Capitalized terms used and not defined in this Agreement have the meanings assigned to them in the Offering Circular dated August 5, 1999 referred to below.)

         1. SALE AND PURCHASE OF SHARES. Subject to the terms and conditions set forth in this Agreement, and in reliance upon the representations and warranties of the respective parties set forth in this Agreement, the Company hereby agrees to sell to the Subscriber, and the Subscriber irrevocably subscribes for and agrees to purchase from the Company, Shares in the amount of its Commitment.

        2. MANNER OF PAYMENT. Payments made to purchase Shares shall be made on or before the payment date (the "Payment Date"). which shall occur no later than five business days from the date of this Agreement. Payments shall be made by wire transfer or by personal check.

      3. PAYMENT DEFAULT. If payment for the purchase of Shares is received by the Company from the Subscriber later than 14 days after the Payment Date, interest will be charged on the overdue amount, calculated at a daily rate equal on an annualized basis to four percentage points over the highest rate of interest reported from time to time as a "prime rate" by The Wall Street Journal (provided that, if such rate is in excess of the maximum rate of interest permitted by law, interest will be charged at such maximum rate). If a default in a payment under this Subscription Agreement (including interest charges) remains uncured for 30 days following a payment date, the Company may, at its option, pursue any or all of the following remedies: (i) cancel the balance of the Subscriber's subscription (including the installment as to which the Subscriber had defaulted), (ii) assign the remaining balance of the Subscriber's subscription (including the installment as to which the Subscriber has defaulted) to another investor selected by the Company and/or (iii) repurchase the Shares previously purchased by the Subscriber at a purchase price per Share equal to the lesser of 60% of the Shares' then-current Net Asset Value or the prices at which the Subscriber purchased the Shares. The election by the Company to pursue one or more of these remedies will not preclude the Company from pursuing any rights it may have to seek judicial enforcement of the Subscriber's subscription obligation.

         4. RESTRICTION ON ASSIGNMENT OF SUBSCRIPTION AGREEMENT. Neither this Agreement nor any rights or interests herein may be assigned by the Subscriber nor may the obligations of the Subscriber be assumed or performed by another, other than a successor to the entire business and affairs of the Subscriber, without the express prior written consent of the Company. The Company may withhold consent to the assignment of this Agreement in its sole discretion. Except as provided in Section 3 hereof, neither this Agreement nor any rights or interests herein may be assigned by the Company.

         5. RESTRICTION ON TRANSFER OR ASSIGNMENT OF SHARES. Neither the Shares to be issued hereunder nor any right or interest therein may be sold, assigned, pledged or otherwise transferred by the Subscriber without the consent of the Company. Without limiting the foregoing, the Company may withhold consent to a proposed transfer if the Company reasonably determines that any of the following requirements are not met:

           (i) The transfer is made to an institutional or individual accredited investor who the Company determines would have been eligible to participate in the initial offering of the Shares, in a transaction that, in the opinion of counsel for the Subscriber and counsel for the Company, complies with the requirements of the Securities Act of 1933 (the "1933 Act") and any applicable state securities laws;

           (ii) The transfer is made in a transaction that the Company determines, after consideration of an opinion of counsel for the proposed transferee and such additional counsel as the Company may wish to consult on the matter, will not make it more difficult for the Company to comply with the requirements of the 1933 Act applicable to the Company and its operations, applicable state securities laws, the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code") or the Employee Retirement Income Security Act of 1974 ("ERISA"); and

          (iii) The transfer is made to a transferee who agrees to be bound by all the provisions of this Agreement that pertain to an owner of Shares, including provisions relating to the repurchase of the Shares being transferred in the event of a payment default by the party liable to meet additional capital calls hereunder.

         To facilitate compliance with Section 4 and this Section 5 and with the pertinent provisions of the Articles of Incorporation of the Company, the Subscriber will not effect a transaction restricted by either such Section without advance notice to the Company and prior written approval by the Company.

A transfer of all or some of the Shares owned by a shareholder will not relieve the shareholder of any unfulfilled subscription obligation, unless the Company expressly consents in writing to the assumption of the transferor's Subscription Agreement by another party.

     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants that:

                 (i) The Company is duly organized, validly existing and in good standing under the laws of the State of Maryland and has the power and authority to carry on its business as now conducted and as proposed to be conducted in the Company's Offering Circular ("Offering Circular") and to issue the Shares subscribed for hereby. This Agreement and any other documents executed and delivered by the Company in connection herewith have been duly authorized, executed and delivered by the Company, and are the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

                 (ii) The execution and delivery of this Agreement and any other documents executed and delivered by the Company in connection herewith do not, and the performance and consummation of the transactions set forth or contemplated herein will not, contravene or result in a default under any provision of existing law or regulations to which the Company is subject, the provisions of the charter, by-laws or other governing documents of the Company or any indenture, mortgage or other instrument or agreement to which the Company is a party or by which it is bound and does not require on the part of the Company any approval, authorization, license or filing from or with any federal, state, municipal or foreign board or agency (except such approvals, authorizations, licenses or filings as have been obtained or made).

                 (iii) The Company has filed a notice of intent with the Securities and Exchange Commission, pursuant to Section 54(a) of the 1940 Act, to in good faith elect to be subject to the provisions of Sections 55 through 65 of the 1940 Act.

     7. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. The Subscriber represents and warrants that:

                 (i) This Agreement and any other documents executed and delivered by the Subscriber in connection herewith have been duly executed and delivered by the Subscriber, and are the legal, valid and binding obligations of the Subscriber enforceable in accordance with their respective terms.

                 (ii) If the Subscriber is an Individual Retirement Account ("IRA"), (a) the Subscriber has the power and authority to purchase the Shares subscribed for hereby, (b) the execution and delivery of this Agreement and any other documents executed and delivered by the Subscriber in connection herewith do not, and the performance and consummation of the transactions set forth or contemplated herein will not, contravene or result in a default under any provision of existing law or regulations to which the Subscriber is subject or the provisions of any custodial agreement, trust instrument or other governing documents of the Subscriber, and (c) the Subscriber has caused this Agreement to be executed by one or more of its custodians or trustees thereunto duly authorized.

                 (iii) If the Subscriber is an employee benefit plan as defined in ERISA (an "ERISA Plan"), (a) the execution and delivery of this Agreement and any other documents executed and delivered by the Subscriber in connection herewith do not, and the performance and consummation of the transactions set forth or contemplated herein will not, contravene or result in a default under any provision of existing law or regulations to which the Subscriber is subject or the provisions of any trust instrument or other governing documents of the Subscriber; (b) the Subscriber has caused this Agreement to be executed by one or more of its fiduciaries thereunto duly authorized; and (c) such fiduciaries, by executing and delivering this Agreement on behalf of such ERISA Plan, represent and warrant that (w) they and their co-fiduciaries, if any, have been informed of the Company's investment objectives, policies and strategies, (x) the decision to invest plan assets in the Company was made with appropriate consideration of relevant investment factors with regard to such ERISA Plan; (y) such decision was made by such fiduciaries without reliance on any investment advice or recommendation provided by the Company, and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA; and (z) if the Company's underlying assets are deemed to be "plan assets" of ERISA Plan investors, such fiduciaries shall be deemed to have appointed the Company as investment managers of the ERISA Plan Subscribers with respect to the assets managed in the Company.

                 (iv) The Subscriber acknowledges that the Shares have not been registered under the 1933 Act or any state securities laws but are exempt from such registration pursuant to Regulation E of 1933 Act and the National Securities Markets Improvements Act of 1996, and can be disposed of at the discretion of the Subscriber, however, there may not be a public market for the sale of the Shares at any future time.

                 (v) The Subscriber acknowledges that the Company will accept this subscription, and issue the Shares as contemplated hereunder, in a transaction intended to be exempt from registration under the 1933 Act under Regulation E thereunder.

                 (vi) The Subscriber has received and carefully reviewed the Offering Circular and understands that any information provided other than in the Offering Circular has been furnished on the understanding that the Subscriber will refer to the Offering Circular for an authoritative statement on all matters covered therein with respect to the Company and other information concerning the Offering. The Subscriber has had reasonable time and opportunity to ask questions and receive answers concerning the terms and conditions of the offering and the proposed operations of the Company, and has received responses to such questions that it has chosen to ask. Subscriber acknowledges that any information is not intended to predict actual performance of the Company and that Subscriber has not relied on such information or that purpose. Subscriber understands that past performance does not guarantee future results

                 (vii) The Subscriber recognizes that an investment in the Company involves certain risks and it has taken full cognizance of and understands the risk factors relating to a purchase of Shares, including those set forth under the headings "Risk Factors" in the Offering Circular. The
Subscriber is capable of bearing a high degree of risk, including the possibility of a loss of its investment and the lack of a public market such that it will not be possible to readily liquidate the investment. The Subscriber has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Shares and protecting its own interest in connection with the investment in the Shares.

(viii) The Subscriber acknowledges that it has not relied upon the Company or any of its employees, directors, officers or agents for any investment, tax, legal or ERISA advice in connection with its purchase of Shares and that the Subscriber has consulted, to the extent necessary, its own advisers with respect to the investment, tax, legal or ERISA considerations of a purchase of Shares.

(ix) The Subscriber acknowledges that there have been no guarantees or warranties made to it by the Company or any of its employees, directors, officers or agents, expressly or by implication, other than as contained in the Offering Circular, with respect to (i) the approximate length of time that it will be required to remain an owner of its Shares; or (ii) the percentage of profit and/or the amount or type of consideration, profit or loss to be realized as a result of its investment.

(x) The Subscriber acknowledges that he/she meets the minimum suitability requirements set forth by the Company with respect to this offering. Specifically, Subscriber warrants that:

         1) his or her net worth is in excess of SIXTY THOUSAND DOLLARS ($60,000.00) which is exclusive of home, furnishings and automobiles and any liabilities secured by those assets and his or her expected income (for the upcoming fiscal year) is at least TWENTY FIVE THOUSAND DOLLARS ($25,000.00); or

         2) his or her net worth is in excess of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), which is exclusive of home, furnishings and automobiles and any liabilities secured by those assets;

     8. COVENANTS OF THE SUBSCRIBER. The Subscriber agrees with the Company that:

                 (i) For so long as the Subscriber owns Shares, the Subscriber shall, upon request, disclose to the Company such information with respect to direct or indirect holdings of such Shares as the Company deems necessary to comply with provisions of the Internal Revenue Code of 1986 applicable to the Company, to comply with requirements of any other appropriate taxing authority, or to comply with the provisions of the 1940 Act, as any of said laws may be amended from time to time.

                 (ii) The Subscriber, if an IRA or an ERISA Plan, will furnish to the Company promptly upon its request the information called for by applicable "prohibited transaction" regulations of the Department of Labor and any other information with respect to Subscriber's parties in interest as the Company may reasonably require.

                 (iii) The Subscriber will indemnify and hold the Company harmless from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Subscriber in this Agreement or any other document furnished by it to the Company.

            (iv) The Subscriber acknowledges that the Company has the exclusive right and unilateral discretion and authority to accept the subscription agreement from Subscriber and may refuse to do so if: (a) it deems Subscriber does not meet the minimum suitability requirements for this Offering; (b) the Offering has been closed and there are no Shares to fulfill Subscriber's subscription purchase; and (c) any other reasonable and justifiable basis to withhold the subscription agreement from being fulfilled on the part of the Company in issuing Shares to Subscriber. In the event of any of the foregoing instances, subscriber will be promptly notified in writing by the Company of the reasons for why it cannot accept the submitted subscription agreement from Subscriber and will promptly refund any funds submitted by Subscriber via company check to the Subscriber's address as provided in the subscription agreement within 5 business days of such notification.

         9. NOTICES. The address of the Subscriber for all purposes shall be the address set forth on the signature page to this Agreement, or such other address of which the Company has received notice in accordance with the provisions hereof. The address of the Company for all purposes shall be 980 North Michigan Avenue, Suite 1400, Chicago, Illinois 60611 or such other address of which the Subscriber has received notice in accordance with the provisions hereof. Any notice or communication to be given under this Agreement shall be made in writing and, unless otherwise herein provided, shall be deemed to have been given when sent by first class to such party at such address.

         10. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Illinois.

         11. COUNTERPARTS; OTHER AGREEMENTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

         12. MISCELLANEOUS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained in this Agreement and supersedes all prior understandings of the parties. The invalidity or unenforceability of any one provision of this Agreement shall in no way affect the validity of any other provision, and all other provisions shall remain in full force and effect. No waiver by any party of any breach of any term hereof shall be construed as a waiver of any subsequent breach of that term or any other term of the same or of a different nature.

         13. TAX CERTIFICATION. The Subscriber certifies that (1) the taxpayer identification provided above the Subscriber signature is correct and (2) the Subscriber is not subject to backup withholding because (i) the Subscriber has not been notified that the Subscriber is subject to backup withholding as a result of failure to report interest and dividends or (ii) the Internal Revenue Service has not notified the Subscriber that the Subscriber is subject to backup withholding. [Strike out clause (2) if incorrect.]

         IN WITNESS WHEREOF, this Agreement has been executed by the Subscriber as of the date of the Subscriber's signature set forth on the signature page hereto and, if accepted by the Company, becomes an Agreement binding on the Company as of the date of the signature signifying acceptance set forth on the attached signature page.

SUBSCRIBER agrees to purchase _____________ shares of common stock of Origin Investment Group, Inc. (at a purchase price of $.10 per share of common stock) in the total amount of ______________ dollars, which is immediately payable by check submitted with this subscription agreement payable to "Origin Investment Group, Inc.", 980 North Michigan Avenue, Suite 1400, Chicago, Illinois 60611 or payable via wire transfer within two business days of mailing this subscription agreement to Firstar Bank Illinois, 30 North Michigan Avenue, Chicago, Illinois 60602-3496 to the account of "Origin Investment Group, Inc.", with the routing number 071904779 and account number 422600.

SUBSCRIBER


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Signed:                                                                Date

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